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                                                                      Exhibit 10

                         FORM OF STOCKHOLDERS AGREEMENT

                                                     December 16, 2001


To Conexant Systems, Inc.:

         Re:      Merger of Washington Sub, Inc. and Alpha Industries, Inc.

Dear Sirs:

         The undersigned, the record owner of the number of shares of common stock, par value $.25 per share (the "Company Common Stock"), of Alpha Industries, Inc., a Delaware corporation (the "Company"), set forth on the signature page of this letter (this "Letter"), understands that, pursuant to the Agreement and Plan of Reorganization, dated as of the date hereof, by and among Conexant Systems, Inc., a Delaware corporation ("Conexant"), Washington Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant ("Washington"), and the Company (the "Merger Agreement"), (i) Conexant and Washington will effect the Contribution (capitalized terms used herein and not herein defined having the meanings ascribed thereto in the Merger Agreement);
(ii) Conexant will effect the Distribution; and (iii) Washington will merge with and into the Company (the "Merger"). As a condition to their willingness to approve the terms of the Merger Agreement, Conexant and Washington have required that the undersigned deliver this Letter.

         In recognition of the benefits that the Merger will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees to vote, or cause to be voted, all of the shares of Company Common Stock owned by the undersigned (and any and all securities issued or issuable in respect thereof) which the undersigned is entitled to vote, at any meeting of stockholders of the Company or at any adjournment or postponement thereof or in connection with any other action, including action by written consent, (i) for approval and adoption of the Merger Agreement, the Merger and the transactions contemplated thereby, (ii) against any action or proposal that could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of the parties in the Merger Agreement with respect to the Merger or otherwise prevent, interfere with or delay the consummation of the Merger, and (iii) against any action or proposal made in opposition to or in competition with the Merger Agreement, the Merger and the transactions contemplated thereby, including, without limitation, an Alpha Acquisition Proposal. Furthermore, the undersigned agrees not to (i) sell, assign, pledge or otherwise transfer or dispose of any shares of Company Common Stock owned by the undersigned or create or suffer to exist any lien,
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charge or encumbrance upon any shares of Company Common Stock owned by the undersigned; (ii) agree or consent to relinquish or limit any right which the undersigned has or may exercise to vote or to direct the manner of voting of any shares of Company Common Stock; or (iii) enter into any agreement, commitment or arrangement by which any other person or entity would acquire any right to vote or to direct the manner of voting any shares of Company Common Stock owned by the undersigned. Notwithstanding the preceding sentence, the undersigned may sell, assign, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding in respect of the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any shares of Company Common Stock owned by the undersigned during the term of this Letter provided the undersigned provides prior written notice to Conexant and first obtains an agreement from the proposed transferee in form and substance reasonably satisfactory to Conexant pursuant to which the proposed transferee agrees to be bound by the terms of this Letter.

         Notwithstanding the foregoing, nothing in this Letter shall (i) limit, restrict or prohibit the undersigned (including in any representative capacity) from taking any action or omitting to act in the undersigned's capacity as a director or officer of the Company or (ii) require the undersigned (including in any representative capacity) to, or to seek to, cause any director or officer of the Company to take or omit to take any action in such person's capacity as such a director or officer; it being understood that this Letter shall apply to the undersigned solely in his, her or its capacity as a stockholder of the Company.

         The obligations under this Letter will terminate upon the earlier to occur of (i) the conclusion of the meeting of the Company's stockholders called to vote on the Merger Agreement, the Merger and the transactions contemplated thereby and any adjournment thereof or (ii) the termination of the Merger Agreement in accordance with its terms.

         Nothing contained in this Letter shall be deemed to vest in Conexant any direct or indirect ownership or incidence of ownership of or with respect to any shares of Company Common Stock owned by the undersigned. All rights, ownership and economic benefits of and relating to the shares of Company Common Stock owned by the undersigned shall remain and belong to the undersigned and Conexant shall have no power or authority to direct the undersigned in the voting of any such shares of Company Common Stock or the performance by the undersigned of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein.

         The undersigned agrees to perform such further acts and execute such further documents and instruments as may reasonably be necessary or desirable, in the opinion of Conexant, to carry out the purposes and intent of this Letter in accordance with the terms hereof.
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         If any provision of this Letter is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         This Letter shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

                                            Very truly yours,



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                                             No. Shares of Company
                                             Common Stock:
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